UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2016

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 10, 2016, Marriott International, Inc. (“Marriott” or the “Company”) entered into the Fourth Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent and certain banks (the “Amended Agreement”). The Amended Agreement amends and restates Marriott’s $2.00 billion multicurrency revolving credit agreement, dated as of July 18, 2013 (filed as Exhibit 10 to the Company’s Form 8-K filed on July 19, 2013) (the “2013 Agreement”).

The Amended Agreement extends the maturity date of the 2013 Agreement from July 18, 2018 to June 10, 2021. In addition, the Amended Agreement increases the facility size from $2.00 billion to $4.00 billion of aggregate commitments, of which $2.50 billion are available currently. Upon the closing of the Company’s previously announced acquisition of Starwood Hotels & Resorts Worldwide, Inc. (the “Starwood Acquisition”), which remains subject to required antitrust approvals and other customary closing conditions, the full $4.00 billion of aggregate commitments will be available under the Amended Agreement.

The Amended Agreement adjusts the calculation of the Company’s Leverage Ratio (as defined in the Amended Agreement) to (i) permit the Company to give pro forma effect to material acquisitions as further described in the Amended Agreement and (ii) carve-out from Adjusted Total Debt (as defined in the Amended Agreement) certain cash amounts primarily designated for use in the Starwood Acquisition, as well as up to $500,000,000 (increased from $400,000,000 in the 2013 Agreement) of guarantees. The Amended Agreement also reduces the aggregate amount of dollar and multicurrency Swing Loan Commitments (as defined in the Amended Agreement) from $400,000,000 to $300,000,000. In addition, the Amended Agreement adjusts the definition of “Permitted Liens” to include liens securing an aggregate principal amount of indebtedness or other obligations up to $750,000,000, an increase from $500,000,000 in the 2013 Agreement.

Under the Amended Agreement, borrowings generally bear interest at LIBOR (the London Interbank Offered Rate) plus a spread based on our public debt rating. We also pay quarterly fees at a rate based on our public debt rating. The Amended Agreement includes customary events of default. Except as described above, the material terms of the 2013 Agreement generally remain unchanged.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, a copy of which is attached as Exhibit 10 to this Form 8-K and is incorporated by reference into this Item 1.01.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed with this report:

Exhibit 10	U.S. $4,000,000,000 Fourth Amended and Restated Credit Agreement dated as of June 10, 2016 with Bank of America, N.A. as administrative agent and certain banks.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: June 13, 2016

	By:	/s/ Bao Giang Val Bauduin
Bao Giang Val Bauduin
Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10	U.S. $4,000,000,000 Fourth Amended and Restated Credit Agreement dated as of June 10, 2016 with Bank of America, N.A. as administrative agent and certain banks.